Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Corporation and Spectrum, Inc. to Join Forces

•	Adds to Repligen a leader in bioprocess filtration with expertise in hollow fiber technology

•	Strengthens flagship XCell™ ATF product line with an extensive filtration consumables portfolio

•	Diversifies markets beyond monoclonal antibody manufacturing into vaccine, recombinant protein and gene therapy production

•	Expands global commercial organization and adds direct sales in the US, Europe and Asia

•	Deal expected to be accretive to Repligen earnings per share in fiscal 2018

WALTHAM, MA, June 23, 2017 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today announced that it has entered into a definitive merger agreement with privately-held Spectrum, Inc. (“Spectrum”) for approximately $359 million, comprised of $120 million in cash plus 6,154,000 shares of Repligen stock. Spectrum recorded revenue of $40.2 million in 2016, with greater than 90% coming from its filtration product portfolio. The addition of Spectrum is expected to accelerate the growth of Repligen’s filtration business, provide access to new customers, and greatly expand its commercial footprint, strengthening Repligen’s position as a leader in single-use and continuous manufacturing technologies for bioprocessing.

Spectrum is a diversified filtration company with a differentiated portfolio of hollow fiber cartridges, bench-top to commercial scale filtration and perfusion systems and an expansive portfolio of single-use solutions. Spectrum’s products are used for the filtration, isolation, purification and concentration of monoclonal antibodies, vaccines, recombinant proteins, diagnostic products and cell therapies where Spectrum offers both standard and customized solutions to its bioprocessing customers. With a strong commercial team and a reputation for R&D innovation, we believe Spectrum is well-positioned to expand Repligen’s global market presence in bioprocess filtration and continuous manufacturing.

Tony J. Hunt, President and CEO of Repligen said, “This is a pivotal transaction for Repligen that meets all of our acquisition criteria and is a major step forward in building Repligen as a global leader in bioprocessing and achieving our long term financial goals. We look forward to joining forces with the Spectrum team, with whom we are closely aligned in our commitments to delivering innovative products and exceptional customer service.”

Roy Eddleman, Chairman and CEO of Spectrum said, “Spectrum has developed world-class products delivered with first-class customer service. Repligen has a proven track record of unlocking additional value and accelerating growth in previous acquisitions. I am excited for the opportunities our combined businesses will bring to our customers, employees and other stakeholders.”

Tony MacDonald, President of Spectrum said, “This is a great synergistic pairing, as both companies share a real drive and vision to bring flexible and customer tailored solutions to the rapidly growing bioprocessing industry. With Spectrum’s leadership in hollow fiber filtration, we see clear opportunities to accelerate our combined success and we look forward to joining the Repligen team.”

Expected Strategic and Financial Benefits of the Transaction

•	Adds a market leader in bioprocess filtration with expertise in hollow fiber technology

Spectrum is a technology and market leader in bioprocess filtration with hollow fiber (HF) tangential flow filtration (TFF) products and associated systems and consumables. The Spectrum portfolio is expected to complement and strengthen Repligen’s position in the filtration market, where its existing filtration products are established in upstream and downstream monoclonal antibody production.

•	Strengthens flagship XCell™ ATF product line with a filtration consumable portfolio

The addition of Spectrum hollow fiber TFF products and associated R&D expertise directly addresses the consumable gap in Repligen’s XCell™ ATF filtration portfolio and provides Repligen with a unique opportunity to develop new products that address customer needs in bioprocessing. Repligen currently purchases hollow fiber filters for use in its XCell™ ATF systems through OEM agreements, with Spectrum as its main supplier. The proposed acquisition significantly expands Repligen’s filtration product offering.

•	Diversifies markets beyond monoclonal antibody production into vaccine, recombinant protein and gene therapy production

Spectrum has diversified its customer base as hollow fiber technology is well established in vaccine, recombinant protein and gene therapy markets, as well as monoclonal antibody production. We believe that access to broader markets will provide opportunities for Repligen to cross-sell chromatography and filtration products into these areas.

•	Extends our global commercial organization and adds a direct sales presence in Asia

The proposed acquisition is expected to more than double Repligen’s sales force of 15 direct reps, adding Spectrum direct reps with deep experience in filtration and bioprocessing. Spectrum has invested significantly in building out their commercial team in the US, Europe and Asia, which we believe will help Repligen to accelerate its market penetration in these regions.

•	Positive Projected Financial Impact

Spectrum recorded $40.2 million of revenue for 2016, including sales of Spectrum products to Repligen, and has grown its revenue at an annual CAGR of approximately 15% since 2014. Spectrum is expected to add $17 to $18 million to Repligen revenue in 2017, based on assumed revenue for 5 months of Repligen ownership, and adjusting for intercompany sales of Spectrum filters to Repligen. For the full year 2018, Spectrum is expected to grow double-digit and contribute $47 to $50 million in incremental revenue (adjusted for intercompany sales), at gross margins that are above Repligen’s corporate average of 55.5% to 56.5% per Repligen’s most recent 2017 guidance. Repligen expects the deal to be breakeven to adjusted EPS in 2017 and accretive to both

GAAP and adjusted EPS in 2018. Three-year total synergies are expected to be in the range of $20 to $25 million, comprised of revenue synergies of $15 to $20 million at gross margins above Repligen’s corporate average and cost synergies of greater than $5 million.

Approvals and Financing

The transaction is expected to be completed during the third quarter of 2017, subject to the satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976. To fund the transaction, Repligen intends to use its cash on hand, which totaled approximately $142 million on March 31, 2017, and potentially a committed debt financing of $30 million that it has obtained from JPMorgan Chase Bank, N.A.

Perella Weinberg Partners LP is acting as financial advisor to Repligen and Goodwin Procter LLP is serving as legal counsel to Repligen. JPMorgan Chase Bank, N.A. is serving as initial lender, lead arranger and the sole administrative agent under the committed debt financing and Simpson Thatcher serves as its legal advisor.

Use of Non-GAAP Financial Measures

For the purposes of addressing the financial impact of the proposed addition of the Spectrum business, this release and the slide deck that accompanies today’s webcast include discussions of expectations for non-GAAP adjusted earnings per diluted share (EPS). Adjusted EPS excludes gains or losses that are either isolated or cannot be expected to occur again with any regularity or predictability, including due to the impact of acquisitions, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, and the impact of tax audits or events. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP adjusted EPS helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

Conference Call and Webcast

Repligen management will host a conference call and webcast at 8:30 am ET today to provide more information on this announcement. The webcast and accompanying slides can be accessed in the Investor Events & Presentations section of Repligen’s website. An audio archive of the call will be available for a limited period of time following the event.

Live event webcast with slides:

URL: http://edge.media-server.com/m/p/ccekwwd8

Live event dial-in:

Domestic: (844) 835-7432

International: (404) 537-3372

Conference ID: 45284567

Archived event dial-in:

Domestic: (855) 859-2056

International: (404) 537-3406

Conference ID: 45284567

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a bioprocessing company focused on the development, manufacture and commercialization of highly innovative products used to manufacture biologic drugs. Our bioprocessing products are sold to major life sciences companies, biopharmaceutical development companies and contract manufacturing organizations worldwide. We are the leading manufacturer of Protein A affinity ligands, a critical component of Protein A resins that are used to separate and purify monoclonal antibody-based therapeutics. In upstream processes, our XCell™ ATF systems and growth factors are used to accelerate and increase productivity during the cell culture stage of biologic drug manufacturing. In downstream processes, we developed and market our innovative line of OPUS® chromatography columns that we deliver pre-packed with our customers’ choice of resin for their bench-scale through clinical production-scale purification needs. With the acquisition of TangenX, we also manufacture single-use Sius™ TFF cassettes and hardware, used in downstream protein concentration and filtration processes. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA, Shrewsbury, MA, Lund, Sweden and Weingarten, Germany.

Forward-Looking Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, express or implied statements or guidance regarding the expected results of the acquisition on Repligen’s future financial performance, , including the accretive nature and the timing of the accretive nature of the Spectrum acquisition, expected synergies following the acquisition of Spectrum, customer adoption of Spectrum products, the expected expansion of Repligen’s product lines and growth into foreign markets, the anticipated funding for the acquisition, and the timing of the closing of the acquisition, and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the risk that the proposed acquisition may not be completed in a timely manner, or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition; our ability to integrate Spectrum’s business and personnel and to achieve expected synergies; our ability to maintain or expand Spectrum’s historical sales; our ability to accurately forecast the acquisition, related restructuring costs and allocation of the purchase price, goodwill and other intangibles acquisition related and other asset adjustments; our ability to develop and commercialize products and the market acceptance of our products; reduced demand for single-use or disposable bioprocessing products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

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